UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

BROADVIEW INSTITUTE, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	41-06417	41-0641789
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 West 77th Street Minneapolis, Minnesota	55435
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-4455

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 8, 2008, Broadview Institute, Inc. issued a press release announcing its financial results for the third quarter and nine months ended December 31, 2007. The full text of the press release is set forth in Exhibit 99.1 of this Report. Such press release also announced the officer and director appointments described in Item 5.02 below. Only the information in such press release relating to the officer and director appointments reported in Item 5.02 below is intended to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, and all other information in such press release relating to Item 2.02 (Results of Operation and Financial Condition) is considered “furnished” and not filed or incorporated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, the Board of Directors of Broadview Institute, Inc. (the “Company”) promoted Laurence S. Zipkin, Chief Operating Officer of the Company, to Chief Executive Officer. Mr. Zipkin is also a director of the Company. Mr. Zipkin will continue to serve as a director; however, he will not serve on any Board committees. In connection with the promotion of Mr. Zipkin to Chief Executive Officer, on February 4, 2008 the Board granted Mr. Zipkin a restricted stock award of 250,000 shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Plan, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 14, 2006 and is incorporated herein by reference. The 250,000 shares are restricted and subject to risk of forfeiture until they vest as follows: 50,000 shares vest immediately upon the grant; the remaining shares will vest 50,000 each year on March 31, 2009, 2010, 2011 and 2012 provided that Mr. Zipkin continues to be employed by the Company on each respective vesting date. Mr. Zipkin has not entered into any other agreements or arrangements in connection with his appointment to the position of Chief Executive Officer.

Mr. Zipkin has served as Chief Operating Officer of the Company since June 2007 and a Director on the Company’s Board since August 2006. Mr. Zipkin is a partner of Apex Capital, an investment banking firm, where he has been a partner since 2005. Prior to joining the Company, Mr. Zipkin was the CEO of The Oakridge Financial Services Group, Inc., a full service investment-banking firm, from 1986 to 2005. Prior to owning The Oakridge Financial Services Group, Inc., Mr. Zipkin served as Chairman of ORCG, Inc, a publicly traded inactive company previously in real estate and securities businesses, from 2000 to present. Mr. Zipkin does not currently serve as a director for any other reporting companies.

In addition, in connection with the promotion of Mr. Zipkin, Terry Myhre resigned as Chief Executive Officer as of the close of business on February 4, 2008. Terry Myhre will continue to serve as Chairman of the Board of Directors of the Company.

Also, on February 4, 2008, the Board of Directors appointed Kenneth J. McCarthy as Chief Financial Officer. Mr. McCarthy has not entered into any agreements or arrangements in connection with his appointment to the position of Chief Financial Officer.

Mr. McCarthy is currently the Chief Financial Officer of Globe University and Minnesota School of Business, which positions he has held from March 2003 to the present. Prior to that, Mr. McCarthy spent six years with Grant Thornton, LLP in its assurance practice at its Minneapolis, Minnesota office.

In connection with the appointment of Mr. McCarthy, H. Michael Blair resigned from the position of Chief Financial Officer of the Company as of the close of business on February 4, 2008. Mr. Blair is an employee of Minnesota School of Business and will continue to provide services to the Company on an as-needed basis pursuant to the administrative, accounting and consulting services arrangement between the Company and Minnesota School of Business described below.

In connection with Mr. Zipkin’s promotion from Chief Operating Officer to Chief Executive Officer, on February 4, 2008 the Board appointed Jeffrey D. Myhre as Chief Operating Officer. Jeffrey Myhre is the son of Terry Myhre, the Chairman of the Board of Directors. Jeffrey Myhre has not entered into any agreements or arrangements in connection with his appointment to the position of Chief Operating Officer.

Jeffrey Myhre has served as the Chief Operating Officer of the Online Division of Globe University and Minnesota School of Business from November 2006 to the present. Prior to serving as the Chief Operating Officer of the Online Division of Minnesota School of Business, Jeffrey Myhre served as the Director of Online Education for Minnesota School of Business from March 2005 to November 2006. Prior to that, Jeffrey Myhre served as Campus Director of Minnesota School of Business-Plymouth from March 2002 to March 2005.

As further explained below, the Company does business with and obtains services from Minnesota School of Business (“MSB”), a company owned by Terry Myhre, the Company’s Chairman. As noted above, several of the Company’s officers are also officers or employees of MSB.

In May 2004, the Company entered into a strategic relationship with MSB to offer digital video courses at the Company’s Minneapolis facility.  Under the terms of the Company’s ongoing relationship with MSB, the Company provides equipment and facilities for technical support to allow MSB to offer digital, video-based courses.  The Company’s agreement with MSB is terminable by either party upon reasonable notice.  The digital-video-based courses offered by MSB are intended to provide students instruction in an apprenticeship environment within a for-profit business.  The payment terms under MSB agreement include a quarterly charge per student at rates which the Company would receive in an arm’s length transaction.  In the year ended March 31, 2007, in exchange for providing support for MSB’s offering of digital, video-based courses, the Company billed MSB $81,000.  The services were billed at rates consistent with similar independent customers.

Also, the Company produces video products for MSB.  The Company produces videos that are commercials promoting MSB as an educational organization offering numerous courses of study, including digital video and film production, and the Company also produces videos used by MSB as teaching tools in employee training.  The Company prices its services under this arrangement with MSB on a time and materials basis and charges a fee to MSB at rates which the Company would receive in an arm’s length transaction.  This arrangement is done on an order-by-order basis and there is no requirement that MSB continue to utilize the Company’s Media Production business for production of these video products.  In the year ended March 31, 2007, the Company billed MSB $106,000, for producing such video products.

The Company also utilizes administrative, accounting and consulting services provided by MSB.  Some of the services provided by MSB under this arrangement include information technology software support, finance and accounting services, human resources support, COO, CFO and (prior to Mr. Zipkin’s promotion) CEO services, student financial aid consulting and curriculum consulting.  In connection with this arrangement, currently neither Mr. Jeffrey Myhre nor Mr. McCarthy receive compensation directly from the Company for the COO and CFO services, respectively, provided by them to the Company. Messrs. Jeffrey Myhre and McCarthy are compensated as employees of MSB. This arrangement for administrative, accounting and consulting services with MSB may be terminated by either party upon reasonable notice to the other.  In the year ended March 31, 2007, in exchange for the receipt of such services from MSB, the Company expensed $240,000.  The Company believes the fees currently paid to MSB for these services are competitive with, or less than, what the Company would have to pay to provide these services or to obtain them from another third party.

On February 4, 2008, James S. Redpath was appointed to the Company’s Board of Directors. Mr. Redpath was also appointed to the Audit Committee of the Board of Directors and he will serve as the Chairman of the Audit Committee.

Mr. Redpath was not appointed to the Company’s Board of Directors pursuant to any arrangement or understanding between him or any other person. Since the beginning of the Company’s fiscal year ended March 31, 2007, neither Mr. Redpath nor any immediate family member of Mr. Redpath has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-B. In connection with his service as a director and in accordance with the Company’s director compensation policy, Mr. Redpath’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1 Press release dated February 8, 2008. Only the information in such press release relating to the officer and director appointments reported in Item 5.02 above is intended to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, and all other information in such press release relating to Item 2.02 (Results of Operations and Financial Condition) is considered “furnished” and not filed or incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008

BROADVIEW INSTITUTE, INC.

By /s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer

EXHIBIT INDEX

Broadview Institute, Inc.
Form 8-K Current Report

Exhibit Number	Description

99.1	Press release dated February 8, 2008.